UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 31, 2007

(Date of earliest event reported) (May 29, 2007)

Multimedia Games, Inc.

(Exact Name of Registrant as Specified in its Charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 29, 2007, Multimedia Games, Inc. (the “Registrant”) issued a press release announcing that it intends to commence a $25 million share repurchase through a modified Dutch auction tender offer. A copy of the press release is attached as Exhibit 99.1 hereto and its contents are incorporated herein by reference.

Important Information Regarding Tender Offer

The announcement contained in the press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Registrant’s stock. The Registrant has not commenced the tender offer described in the announcement. Upon commencement of the tender offer, the Registrant will file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Shareholders should read the offer to purchase, the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Shareholders can obtain these documents when they are filed. These documents will be available free of charge on the Securities and Exchange Commission’s website at www.sec.gov, or from the Registrant by directing a request to 206 Wild Basin Rd, Bldg B, Suite 400, Austin, Texas 78746, Attention: Investor Relations Department.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Multimedia Games, Inc. dated May 29, 2007 entitled “Multimedia Games’ Board of Directors Authorizes Modified Dutch Auction Tender Offer for $25 Million of Its Common Stock”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: May 31, 2007	By:	/s/ Clifton E. Lind
Clifton E. Lind
Chief Executive Officer
(Principal Executive Officer)